                                                               Exhibit (h)(3)(d)

                                Amended Exhibit A

                        (to the Shareholder Services Plan
              Dated October 1, 1998, as Amended February 22, 2000)

                                December 5, 2002

                  Forward Hansberger International Growth Fund
                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                            Sierra Club Balanced Fund
                             Sierra Club Stock Fund